Exhibit 16.1

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re:	Las Vegas railway Express, Inc (the “Company”)
Form 8-K, Item 4.01 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company.  We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

Hamilton, PC
Denver, Colorado
December 10, 2012